UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2008

LIBERTY STAR URANIUM & METALS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

3024 E. Fort Lowell Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-731-8786

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2008, we entered into an Amendment to Original Mining Venture Agreement dated effective September 5, 2008, with NPX Metals, Inc. and JABA US Inc., whereby the payment terms of the Original Mining Venture Agreement are replaced with the following payment terms:

$20,000 is due immediately upon the effective date of the Amendment
$30,000 is due within seven days of the effective date of the Amendment
$50,000 is due within thirty days of the effective date of the Amendment

If NPX Metals is unable to make the final $50,000 payment at the end of the thirty days, then they are allowed a one-time 30 day extension to pay the closing balance.

NPX Metals will issue 100,000 shares of NPX Metals to our company within 10 days of the effective date of the Amendment.

NPX Metals has an option to purchase the 100,000 shares back from our company for $100,000 for a period of 90 days after the initial $100,000 is paid in full.

All other terms of the Original Mining Venture Agreement remain the same.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1         Amendment to Original Mining Venture Agreement with NPX Metals, Inc. and JABA US Inc. dated October 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

/s/ James Briscoe

James Briscoe, President and Director

Date: October 15, 2008

CW2172114.1